Exhibit 99.1

For Immediate Release:

Miller Energy Resources’ First Rework Oil Well Tested at 578 BOED

HUNTSVILLE, TN – March 3, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (OTC BB: MILL:OB) announced today that it has completed the rework of its West McArthur River Unit-5 (WMRU-5) well, which tested at a flowing rate of 578 BOED (barrels of oil equivalent per day). The rework included replacing the tubing, milling a packer and perforating additional potential productive formations below 13,000 ft.

The WMRU-5 is one of the wells acquired by Miller when it purchased Alaskan oil and gas assets, presently valued at over $368 million, from Pacific Energy Resources through a Chapter 11 U.S. Bankruptcy proceeding in Delaware in December of 2009. In addition, Miller acquired onshore and offshore production and processing facilities, an offshore energy platform, over 600,000 net lease acres of land with thousands of acres of 3-D and 2-D geologic seismic data, miscellaneous roads, pads and facilities all of which originally cost over $100 million to build and install over the last decade. On February 1, 2010, Miller announced that its Alaskan operations were producing more than 300 BOED.

“Our experienced team in Cook Inlet, Alaska continues to do great work which bodes well for our continued ramp up of production in the region. With the WMRU-5 well back in production and completion of rework of WMRU-6 oil well currently underway, we beat our goal of producing 800 BOED by the end of the first quarter of 2010.” said Scott M. Boruff, Miller CEO. “We are now turning our focus to maximizing production from our other existing wells which will allow us to be producing 1,100 BOED well in advance of our original time table of the fourth quarter of 2010.”

The rework of the WMRU-5 well, managed by David M. Hall, CEO for Cook Inlet Energy, a wholly owned Miller subsidiary, is the first of several major well reworks planned by the firm. Cook Inlet Energy currently employs 18 people in its Alaskan operation.

About Miller

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s prolific and hydrocarbon-rich Appalachian Basin. Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City. The company is traded over the bulletin board with the symbol MILL.OB.

Statements Regarding Forward-Looking Information

This news release contains statements about oil and gas production and operating activities that may constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, government regulation and foreign political risks, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities. Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

Web Site: http://www.millerenergyresources.com